Exhibit 21

                    Material Subsidiaries of the Company


                                 Country or State       Name(s) Under Which
     Name of Subsidiary          of Incorporation    Subsidiary Does Business
     ------------------          ----------------    ------------------------
 1.  Stevens International, S.A.       France

 2.  Societe Specialisee dans          France                SSMI
     le Materiel d'Imprimerie